EXHIBIT 24.2


                                     CERTIFICATE


                    I, James M. Baker, Secretary or Assistant Secretary of Tultex Corporation, AKOM, Ltd., Dominion Stores, Inc., Tultex International, Inc., Logo 7, Inc., Universal Industries, Inc. and Sweatjet, Inc., certify that the Boards of Directors of each of the foregoing corporations has adopted the following resolution prior to the date hereof in connection with the Registration Statement on Form S-1 (file no. 33-57401):

                    RESOLVED, that the officers of the Company are
               authorized to execute all amendments to the Registration Statement, including post-effective amendments, as they may deem necessary, either in person or by a duly authorized attorney, and to file such amendments with the Securities and Exchange Commission (the "Commission"), any such amendments to the Registration Statement to be in such form as the officers may approve, with the execution thereof to be conclusive evidence of such approval, and to execute and file all such instruments, make all such payments and do such other acts and things as in their opinion may be necessary to cause the Registration Statement to become effective, and to take all actions required of the Company to maintain the Registration Statement in effect for as long as they deem it to be in the best interests of the Company.


               IN WITNESS WHEREOF, I have set my hand as of this 28th day of February, 1995.




                                                       /s/ James M. Baker

                                                       James M. Baker